December 31, 1996

Chronimed, Inc.
13911 Ridgedale Drive
Minnetonka, MN  55305
Attention:  Mr. Norman A. Cocke

         Re: Revolving Credit Advances

Ladies/Gentlemen:

         First Bank National Association (the "Bank"), is pleased to advise Chronimed, Inc., a Minnesota corporation (the "Borrower"), that the Bank is willing to make loans to the Borrower on a revolving basis in amounts of up to $15,000,000 (the "Commitment"), as further described herein.

                     SECTION 1 ADVANCES, INTEREST AND FEES.

         1.1 The Advances. Subject to the terms and conditions of this Agreement, the Bank will make advances ("Advances" or an "Advance") to the Borrower until the earlier of December 31, 1997, or the date on which the Commitment is terminated as provided herein (such earlier date being the "Termination Date"). The Bank shall not make any Advance if the aggregate outstanding principal amount of the Advances would exceed the Commitment. Borrower may repay and reborrow.

         1.2 The Note. The Advances shall be evidenced by a Revolving Credit
Note in the form of EXHIBIT A attached hereto (as hereafter amended extended, renewed or replaced, the "Note"). The Note sets forth borrowing procedures for the Advances. All unpaid principal and all interest accrued on the Note shall be due and payable in full on the Termination Date.

         1.3 Interest. The principal balance of the Advances shall bear interest as set forth in the Note. The Bank is authorized to charge the Borrower's account at the Bank (Account No.17303115452) with the amount of any interest payment when due or, at the Bank's sole discretion, to increase the principal balance of the Advances in the amount of such payment without notice to the Borrower and regardless of whether the Borrower is in compliance with the terms, covenants and conditions of this Agreement at the time of such increase. The Borrower shall remain liable for such payment in the event such account does not contain a sufficient amount to cover such required payment or any portion thereof or such payment is not made by an increase in the Advances. The Borrower agrees to execute any additional authorizations which may be required at any time by the Bank in order to effectuate the making of such payment.

         1.4 Commitment Fees. The Borrower may elect annually, by providing written notice to the Bank on or before each December 31st, either (a) to maintain on interest-free deposit with the Bank a daily average "Balance Available for other Services" (as shown on the monthly account activity analysis provided to the Borrower by the Bank, and herein called the "Available Balance") in an amount equal to two and one-half percent (2.5%) of the Commitment less the amount of any participations; or (ii) to pay a fee in an amount determined by applying a rate of one-fourth of one percent (1/4%) per annum to the average daily unused amount of the Commitment less the amount of any participations, payable quarterly in arrears. For the purposes of determining compliance by the Borrower with this Available Balance requirement, such daily averages shall be calculated quarterly as of the last day of the quarter following the date of this Agreement and each subsequent quarter for the period then ended. If upon any such calculation, the daily average Available Balance is found to have been less than the amount herein required, the Borrower shall pay to the Bank upon demand a compensating balance fee equal to the product of the following factors:
(x) the amount by which the daily average Available Balance fell short of the amount herein required, times (y) the daily average Reference Rate during such period, plus one percent (1.00%) per annum, times (z) the number of days in such period divided by 360.

         1.5 Reduction or Termination of Commitment. The Borrower may, by written notice to the Bank, reduce or terminate the Commitment, with any such reduction in a minimum amount of $500,000 or an integral multiple thereof. Upon any reduction in the Commitment pursuant to this Section, the Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of outstanding Advances exceeds the reduced Commitment. Amounts so paid cannot be reborrowed. If the Commitment is terminated, the Borrower shall pay the full amount of all outstanding Advances, all accrued and unpaid interest and fees and all other unpaid obligations of the Borrower to the Bank hereunder.

                         SECTION 2 CONDITIONS PRECEDENT

         2.1 Conditions of first Advance. The obligation of the Bank to make the first Advance hereunder shall be subject to the satisfaction of the conditions precedent that the Bank shall have received all of the following, in form and substance satisfactory to the Bank, each duly executed (as hereafter amended, modified, extended, renewed or replaced, the "Loan Documents"):

         (a) The Note, together with a Schedule of Authorized Officers and a Compliance Certificate in the form attached hereto as EXHIBIT B.

         (b) A copy of the approval resolution of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower, together with a certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute the Loan Documents and to request Advances hereunder.

         (c) Copies of the Borrower's By-Laws with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Borrower.

         (d) The Borrower's Articles of Incorporation, with all amendments, certified by the Minnesota Secretary of State.

         (e) A current Certificate of Good Standing for the Borrower issued by the Minnesota Secretary of State.

         Section 2.2 Conditions Precedent to all Advances. The obligation of the Bank to make any Advance hereunder, including the first, shall be subject to the satisfaction of the condition precedent that on the date of such Advance the following statements shall be true (the request by the Borrower for such Advance shall be deemed to constitute a representation or warranty by the Borrower that such statements are true):

         (a) Before and after giving effect to such Advance, the representation and warranties contained in SECTION 3 shall be true and correct, as though made on the date of such Advance; and

         (b) No Event of Default, as hereinafter defined, has occurred and is continuing, or would result from such Advance, and no event has occurred which with the giving of notice or passage of time or both would mature into an Event of Default hereunder.

                    SECTION 3 REPRESENTATIONS AND WARRANTIES.

         To induce the Bank to enter into this Agreement, to grant the Commitment and to make Advances hereunder, the Borrower represents and warrants to the Bank:

         3.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority, and requisite corporate qualifications, to carry on its business as now conducted, to enter into the Loan Documents and to issue the Note and to perform its obligations under the Loan Documents.

         3.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

         3.3 No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgement, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles of Incorporation or by-laws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound.

         3.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

         3.5 Financial Statements and Condition. The Borrower's audited financial statements as at June 28, 1996, and unaudited financial statements as at September 27, 1996, as heretofore furnished to the Bank, have been prepared in accordance with generally accepted accounting principles on a consistent basis and fairly present the financial condition of the Borrower and the results of its operations, changes in financial position, and statement of cash flows for the respective periods then ended. Since June 28, 1996, there has been no material adverse change in the business, operations or assets of the Borrower.

         3.6 Litigation and Contingent Liabilities. SCHEDULE I lists all material actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower before any court, arbitrator, governmental department or other instrumentality and all material contingent liabilities of the Borrower.

         3.7 Compliance. The Borrower is in material compliance with all statutes and governmental rules and regulations applicable to it. There does not exist any violation by the Borrower of any applicable federal, state or local law, rule or regulation or order of any government, governmental department or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or which would require a material expenditure by the Borrower to cure. The Borrower has not received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment.

         3.8 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Advance will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

         3.9 Ownership of Property; Liens. The Borrower has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets shown in the financial statement of the Borrower referred to above (other than property disposed of since the date of such financial statement in the ordinary course of business).

         3.10 Taxes. The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

         3.11 Subsidiaries. Except as set forth on SCHEDULE II attached hereto, Borrower has no Subsidiaries (defined as any corporation 50% or more of the combined voting power of all classes of stock of which is owned by or on Borrower's behalf directly or indirectly or by or on behalf directly or indirectly of a Subsidiary of Borrower).

         3.12 ERISA Compliance. The provisions of each Plan of the Borrower or any affiliate comply in all material respects with all applicable requirements of ERISA, and Borrower has not incurred any "accumulated funding deficiency" within the meaning of ERISA or has incurred any material liability to PBGC, in connection with any Plan. For the purposes hereof, "Plan" means each employee benefit plan or other class of benefits covered by Title IV of ERISA, whether now in existence or hereafter instituted. For the purposes hereof, "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder. For the purposes hereof, "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor.

                         SECTION 4 AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with Bank that for so long as there is any amount remaining unpaid on the Note, or the Bank has any obligation to make any Advance hereunder, Borrower will:

         4.1 Financial Statements. Furnish to the Bank:

         (a) Within 90 days after the end of each of Borrower's fiscal years, audited annual financial statements for Borrower, which include a balance sheet, statement of cash flow and income statement prepared by certified public accountants acceptable to the Bank and prepared in accordance with generally accepted accounting principles consistently applied, which show all liabilities, direct and contingent, of the Borrower, together with the management letter issued by such certified public accountants for such fiscal year;

         (b) Within 45 days after the end of the first three fiscal quarters of each year, financial statements for Borrower, which include a balance sheet, statement of cash flow, certified by the Borrower's chief financial officer to have been prepared from the Borrower's books and records in accordance with generally accepted accounting principles (subject to year-end adjustments) and that such financial statements accurately reflect the Borrower's financial condition as of the date reported.

         (c) With each of the financial statements provided under SECTIONS 4.1(a) AND (b) above, a Compliance Certificate in the form attached hereto as EXHIBIT B.

         (d) As soon as available, all filings made by the Borrower with the Security and Exchange Commission ("SEC"), and all adverse notices received from the SEC.

         (e) Such other information as the Bank may reasonably request from time to time.

         4.2 Corporate Existence. Maintain and preserve its existence as a corporation and conduct the same general type of business as is now being carried on and continue compliance with all applicable statutes, laws, rules and regulations.

         4.3 Maintain Assets. Maintain and keep its assets, properties and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs so that at all times the Borrower's businesses can be operated efficiently.

         4.4 Insurance. Insure and keep insured all of its property of an insurable value under all-risk policies in an amount acceptable to the Bank and workers' compensation insurance of not less than the minimum amounts required by applicable statutes, and such other insurance as is usually carried by persons engaged in the same or similar business, and from time to time furnish to Bank upon request appropriate evidence of such insurance.

         4.5 Access to Records. Permit any person designated by Bank, at Bank's expense, to visit and inspect any of Borrower's properties, books and financial records and to discuss the Borrower's affairs, finances and accounts with officers and designated employees of the Borrower, all at such reasonable times and as often as Bank may reasonably request.

         4.6 Taxes, Assessments and Charges. Promptly pay over to the appropriate authorities all sums for taxes deducted and withheld from wages as well as the employer's contributions and other governmental charges imposed upon or asserted against the Borrower's income, profits, properties and rental charges or otherwise which are or might become a lien charged upon the Borrower's properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established on the Borrower's books with respect thereto.

         4.7 Notification of Changes. Promptly notify the Bank of:

         (a) Any litigation which might materially and adversely affect the Borrower or any of the Borrower's properties;

         (b) The occurrence of any Event of Default or any event which, with the passage of time or giving of notice or both, would constitute an Event of Default; and

         (c) Any material adverse change in the operations, business, properties, assets or conditions, financial or otherwise, of the Borrower.

         (d) The occurrence of a Reportable Event or Prohibited Transaction (as those terms are defined under ERISA and the Internal Revenue Code of 1986, as amended) or receipt of a notice from the PBGC that a Plan of the Borrower or an ERISA Affiliate will be terminated or receiver or trustee appointed therefor.

         4.8 Books and Records. Keep true and accurate books of records and accounts in accordance with generally accepted accounting principles.

         4.9 Reimbursement of Expenses. Promptly reimburse Bank for any and all reasonable expenses, fees and disbursements, including attorneys' fees, incurred in connection with the preparation and performance of this Agreement and the instruments and documents related thereto, all amendments, modifications and restatements thereof and supplements thereto, and all expenses of collection of any loans made or to be made hereunder, including reasonable attorneys' fees.

                          SECTION 5 NEGATIVE COVENANTS

         The Borrower covenants and agrees with Bank that for so long as there is any amount remaining unpaid on the Note, or the Bank has any obligation to make any Advance hereunder, Borrower will not:

           5.1 Merge, Consolidate or Sell. Transfer, lease or sell all or a substantial portion (defined as assets in excess of 20% of Borrower's total assets) of the Borrower's property and business to any other entity or entities, other than in the ordinary course of business, or acquire all or substantially all of the assets or a controlling interest in, any other entity or entities; provided, however, that so long as no Default or Event of Default has occurred and is continuing, Borrower may make acquisitions the purchase price of which acquisitions, together with the investments permitted under SECTION 5.4 up to the aggregate amount of $15,000,000 at any time.

         5.2 Liens and Encumbrances. Create, assume, incur or suffer to exist any pledge, mortgage, assignment or other lien or encumbrance of any kind, of or upon any of its property of any kind, whether now owned or hereafter acquired, or of or upon the income or profits therefrom except for:

         (a) Liens for taxes, assessments and other governmental charges which are not delinquent or which are being contested in good faith by appropriate proceedings, against which required reserves have been set up;

         (b) Liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other similar laws or to secure the performance of statutory obligations or of a like nature;

         (c) Liens imposed by law in connection with transactions in the ordinary course of business, such as liens of carriers, warehousemen, mechanics and materialmen which are not delinquent or which are being contested in good faith and by appropriate proceedings, against which adequate reserves have been set up;

         (d) Landlords' liens under authorized leases to which the Borrower is a party;

         (e) Zoning restrictions, licenses and minor encumbrances and irregularities in title all of which in the aggregate do not materially detract from the value of the property involved or impair its use;

         (f) Liens disclosed on SCHEDULE III attached hereto;

         (g) Liens in favor of the Bank;

         (h) Mortgages securing indebtedness not exceeding the aggregate amount of $5,000,000 at any time and prior written notice of which was given to the Bank by the Borrower; and

         (i) Purchase money liens on the property being purchased and securing only the purchase price of such property.

         5.3 Guarantees. Not assume, guarantee, endorse or otherwise become liable upon the obligation of any person, firm or corporation except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, nor sell any notes or accounts receivable with recourse, in excess of the aggregate amount of $1,000,000 at any time.

         5.4 Investments. Except as disclosed on SCHEDULE IV attached hereto and except as permitted under SECTION 5.1, not make or permit to exist any loans or advances to or investments in any person, firm or corporation, or any other entity, other than through the purchase or sale of negotiable instruments; provided, however, that the Borrower may make investments hereunder so long as the aggregate amount of such investments, together with the investments disclosed on SCHEDULE IV and the transactions permitted under SECTION 5.1 do not exceed $15,000,000 at any time.

         5.5 Tangible Net Worth. Have at any time a Tangible Net Worth of less than $28,000,000. For purposes of this Agreement, "Tangible Net Worth" means, for any period of determination, the sum of the common stock, preferred stock, additional paid-in capital, and retained earnings of the Borrower, less the book value of all assets of the Borrower that would be treated as intangibles under generally accepted accounting principles, including, without limitation, goodwill, licenses, patents, trademarks, treasury stock, unamortized debt discount and expenses, leasehold improvements, cost of investments in excess of net assets at the time of acquisition of the Borrower, and write-ups in the book value of the assets of the Borrower resulting from a revaluation thereof.

                               SECTION 6 DEFAULTS.

         6.1 Events of Default. Any one or more of the following events shall constitute an Event of Default:

         (a) Payment. The Borrower shall fail to pay, when due, any obligations hereunder or under the Note and such default shall continue unremedied for 5 days.

         (b) Other Indebtedness. The Borrower shall default in the payment of any indebtedness to any other person or entity in excess of the aggregate amount of $500,000 and such default causes or entitles such person or entity to accelerate the maturity of such indebtedness.

         (c) Negative Covenants. The Borrower shall default in the due performance or observance of any covenant contained in SECTION 5 of this Agreement.

         (d) Other Covenants or Agreements Herein. Except as otherwise provided in this SECTION 6.1, the Borrower shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement, or in any other document or agreement delivered pursuant hereto or in connection herewith, and such default shall continue uncured for 30 days after written notice thereof from the Bank.

         (e) Insolvency. The Borrower shall (i) become insolvent or unable to pay its debts generally as they mature, (ii) suspend business, (iii) make a general assignment for the benefit of creditors, (iv) admit in writing its inability to pay its debts generally as they mature, (v) file or have filed against it a petition in bankruptcy or a petition or answer seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State thereof,
         (vi) consent to the appointment of a trustee or receiver for the Borrower or for a substantial part of its property, (vii) take any corporate action for the purpose of effecting or consenting to any of the foregoing, or (viii) have an order, judgment or decree entered appointing, without its consent, a trustee or receiver for Borrower or for a substantial part of its property, or approving a petition filed against the Borrower seeking a reorganization, arrangement with creditors or other similar relief under the Federal bankruptcy laws or under any other applicable law of the United States of America or any State hereof, which order, judgment or decree shall not be vacated or set aside or stayed within 30 days from the date of entry.

         (f) Representations and Warranties. Any representation or warranty contained in this Agreement or any other document or any letter or certificate furnished or to be furnished to the Bank proves to be false as of the date the Agreement or such documents is executed or at the time such letter or certificate is delivered to Bank.

         (g) Judgments. Final judgments against the Borrower (which are uninsured) for the payment of money totaling in excess of $5,000,000 be outstanding for a period of 60 days without a stay of execution.

         (h) Material Adverse Change. There shall occur a material adverse change in the operations, business, properties, assets or conditions, financial or otherwise, of the Borrower.

         6.2 Bank's Right on Default. Upon the occurrence of an Event of Default of the type described in SECTION 6.1(e) above, the Commitment shall automatically terminate and all amounts outstanding under the Note shall be automatically due and payable in full, in each case without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived). Upon the occurrence of any other Event of Default, Bank may, at its option and without notice: (a) refuse to advance against the Note; and (b) accelerate amounts outstanding on the Note and demand their immediate payment in full. In all instances, the Bank may, at its option and without notice, take such other actions available under the terms of this Agreement and the Loan Documents or such actions as may otherwise be available in equity or at law. All remedies of the Bank shall be cumulative.

                            SECTION 7 MISCELLANEOUS.

         7.1 Waiver and Amendment. No failure on the part of the Bank or the holder of the Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Bank hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the Note shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank or the holder of the Note to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

         7.2 Expenses and Indemnities. Whether or not any Advance is made hereunder, the Borrower agrees to reimburse the Bank upon demand for all reasonable expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of legal counsel, who may be employees of the Bank) in connection with the preparation, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of the Loan Documents (including without limitation those incurred in connection with any appeal of a lower court order or judgment). The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold the Bank harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Advancess or disbursing the proceeds thereof. The obligations of the Borrower under this SECTION 7.2 shall survive any termination of this Agreement.

         7.3 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed, provided, however, that any notice to the Bank under SECTION 1.5 hereof shall be deemed to have been given only when received by the Bank.

         7.4 Successors. This Agreement shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. The Borrower shall not assign its rights or duties hereunder without the written consent of the Bank.

         7.5 Participations and Information. The Bank may sell participation interests in any or all of the Advances and in all or any portion of the Commitment to any person or entity. The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to participants and prospective participants and may furnish information in response to credit inquiries consistent with general banking practice; provided that each such participant or prospective participant agrees to execute a confidentiality agreement in substantially the same form as that between the Borrower and the Bank.

         7.6 Severability. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         7.7 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         7.8 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         7.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE SUBSTANTIVE LAWS (BUT NOT THE LAW OF CONFLICTS) OF THE STATE OF MINNESOTA AND GIVING EFFECT TO LAWS GOVERNING NATIONAL BANKS.

         7.11 VENUE. THE BORROWER HEREBY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MINNESOTA IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS NOTE, WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT AND AGREES THAT ANY LITIGATION INSTIGATED BY THE BORROWER AGAINST THE BANK IN CONNECTION WITH THIS NOTE SHALL BE VENUED IN EITHER THE DISTRICT COURTS OF HENNEPIN COUNTY, MINNESOTA, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA, FOURTH DIVISION.

         7.12 WAIVER OF JURY TRIAL. EACH OF THE BANK AND THE BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT, THE NOTE, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR (b) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR THE NOTE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         If the foregoing accurately reflects your understanding of our agreement, please so indicate by signing in the space provided below on the enclosed copy of this letter and returning the same to the Bank.

                                  FIRST BANK NATIONAL ASSOCIATION

                                  By:_________________________________
                                  Title:________________________________

                                  Notice Address: First Bank Place
                                                  MPFP0601
                                                  601 Second Avenue South
                                                  Minneapolis, MN  55402-4302
                                                  Attention:  Ms. Megan Mourning

         Accepted and agreed to as of the date first above written.

                                  CHRONIMED, INC.,
                                  a Minnesota corporation

                                  By:_________________________________
                                  Title:________________________________

                                  Notice Address:  13911 Ridgedale Drive
                                                   Minnetonka, MN 55305
                                                   Attn: Mr. Norman A. Cocke



                                ACKNOWLEDGEMENTS

STATE OF MINNESOTA         )
                           ) ss.
COUNTY OF ________________ )

         The foregoing Letter Agreement was acknowledged before me this _______ day of December, 1996, by _______________________________ as __________________
_____________________________ of Chronimed, Inc., a Minnesota corporation, on behalf of said corporation.


[SEAL]                            _____________________________________________
                                  Notary Public


STATE OF MINNESOTA          )
                            ) ss.
COUNTY OF _________________ )

         The foregoing Letter Agreement was acknowledged before me this _______ day of December, 1996, by _______________________________ as __________________
______________________________ of First Bank National Association, a national banking association, on behalf of said association.


[SEAL]                            _____________________________________________
                                  Notary Public




                                   SCHEDULE I

                      LITIGATION AND CONTINGENT LIABILITIES


                                      NONE





                                   SCHEDULE II

                                  SUBSIDIARIES


                            Home Direct Medical, Inc.
                         British-American Medical, Inc.
                            Chronimed Holdings, Inc.





                                  SCHEDULE III

                                 EXISTING LIENS


UCC-1 filing No. 1549935 with the Minnesota Secretary of State listing the Borrower as debtor and National City Bank of Minneapolis as secured party. (This filing is to be terminated.)




                                   SCHEDULE IV

                              EXISTING INVESTMENTS


                                      NONE




                                    EXHIBIT A
                              REVOLVING CREDIT NOTE

$15,000,000                                               Minneapolis, Minnesota
Due:  December 31, 1997                                        December 31, 1996

         FOR VALUE RECEIVED, the undersigned, CHRONIMED, INC., a Minnesota corporation (the "Borrower") promises to pay to the order of FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), its successors and assigns, at its banking office at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, or such other place as the holder hereof may designate in writing from time to time, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000), or such lesser sum as may be outstanding from time to time hereunder, in lawful money of the United States, together with interest from the date hereof on the unpaid balance hereof from time to time outstanding at the interest rate(s) set forth below.

INTEREST RATES. Advances outstanding hereunder shall bear interest at one or more of the following interest rates, at the option of the Borrower pursuant to the terms hereof:

         1. A variable rate at all times equal to the Reference Rate plus the Applicable Margin; or

         2. A fixed rate equal to the Eurodollar Rate (Reserve Adjusted) plus the Applicable Margin.

Interest hereon shall be computed on the actual number of days elapsed and a 360-day year. After the Termination Date (as defined in the Letter Agreement), amounts outstanding hereunder shall bear interest at a variable annual rate at all times equal to two percent (2%) per annum plus the interest rate(s) otherwise applicable to the Advances outstanding hereunder until this Note is paid in full. Such interest shall be due and payable upon demand.

REPAYMENT TERMS.  This Note shall be payable in the following manner:

         a. Accrued interest hereon shall be due and payable on the last day of each calendar quarter, with the first such payment due March 31, 1997.

         b. All outstanding principal and accrued and unpaid interest shall be due and payable December 31, 1997.

DEFINITIONS. The following capitalized terms when used in this Note shall have the meanings set forth below:

         "Advance" means, singly and collectively, each Eurodollar Rate Advance and Reference Rate Advance.

         "Applicable Margin" means, for each Advance, the per annum rate set forth below based upon the ratio of the Borrower's EBIT to its Interest Expense ("Interest Coverage Ratio"):

                                Applicable Margin
                                -----------------

                                    Reference Rate           Eurodollar Rate
         Ratio                        Advances                  Advances
         -----                        --------                  --------

         Less than
         3.0 to 1.0                     1.00%                     2.25%

         Greater than
         3.0 to 1.0 but
         less than or
         equal to 5.0
         to 1.0                         0.50%                     1.857%

         Greater than
         5.0 to 1.0 but
         less than or
         equal to 7.0
         to 1.0                         0.00%                     1.50%

         Greater than
         7.0 to 1.0 but
         less than or
         equal to 10.0
         to 1.0                         0.00%                     1.125%

         Greater than
         10.0 to 1.0                    0.00%                     0.75%

The Applicable Margin shall be determined by the Bank from time to time upon the information set forth in the Compliance Certificates furnished to the Bank pursuant to SECTION 4.1(c) of the Letter Agreement. Any change in the Applicable Margin shall take effect on the Business Day following the day of delivery to the Bank of the applicable Compliance Certificate, and the Applicable Margin, as so determined, shall remain in effect until the earlier of: (a) the Business Day following the Business Day of delivery to the Bank of a subsequent Compliance Certificate containing an Interest Coverage Ratio requiring either a higher or lower Applicable Margin from that then in effect, or (b) the day upon which the Borrower fails to deliver to the Bank the applicable Compliance Certificate within the time period provided under SECTION 4.1(c). Upon any failure of the Borrower to deliver to the Bank the applicable Compliance Certificate within the time provided by SECTION 4.1(c), the Applicable Margin shall be deemed to be based upon an assumed Interest Coverage Ratio of less than 3.00 to 1.00 and such Applicable Margin shall remain in effect until the Business Day following the Business Day of delivery to the Bank of a Compliance Certificate reflecting an Interest Coverage Ratio for which the lower Applicable Margin would be applicable.

         "Authorized Officers" means the persons authorized to request Advances hereunder as listed in a certificate signed by an authorized officer of the Borrower. The Bank shall be entitled to rely on any writing purportedly signed by a person so designated until the Bank receives written notification from the Borrower that a person is no longer an Authorized Officer.

         "Business Day" means any day on which First Bank is open for the transaction of business of the type contemplated hereby and with respect to Eurodollar Rate Advances, a day on which dealings in United States Dollars may be carried on by First Bank in the interbank eurodollar market.

         "Default" means any event which, with the passing of time, the giving of notice, or both, would constitute an Event of Default under the Letter Agreement.

         "EBIT" means, for any period of determination, the net income of the Borrower before provision for income taxes and interest expense (including, without limitation, implicit interest expense on capitalized leases), all as determined in accordance with generally accepted accounting principles, excluding therefrom (to the extent included): (a) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than inventory) during the applicable period; and (b) similar non-operating losses during such period.

         "Eurodollar Interbank Rate" means the offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%), for delivery of such deposits on the first day of an Interest Period, for the number of days comprised therein, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Business Days preceding the first day of the Interest Period. If at least two rates appear on the Reuters Screen LIBO Page, the rate for such Interest Period shall be the arithmetic mean of such rates (rounded as provided above). If fewer than two rates appear, the rate for such Interest Period shall be determined by the Bank based on rates offered to the eurodollar market. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates or major banks for United States Dollar deposits).

         "Eurodollar Rate Advance" means an Advance bearing interest at an annual rate calculated using the Eurodollar Rate (Reserve Adjusted) as the index.

         "Eurodollar Rate (Reserve Adjusted)" means a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) calculated for the applicable Interest Period in accordance with the following formula:

                  ERRA   =     Eurodollar Interbank Rate
                               -------------------------
                                  1.00          -  ERR

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Bank for the applicable Interest Period. The Bank's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

         "Eurodollar Reserve Rate" means a percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Bank the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurodollar Reserve Rate shall reflect any reserves required to be maintained by the Bank against (a) any category of liabilities that includes deposits by reference to which the Eurodollar Interbank Rate is to be determined, or (b) any category of extensions of credit or other assets that includes loans or advances having an interest rate based upon the Eurodollar Interbank Rate.

         "Event of Default" shall have the meaning ascribed to it in the Letter Agreement.

         "Interest Expense" means, for any period of determination, the aggregate payments of interest expense made or accrued by the Borrower during such period including, without limitation, the portion of any rent paid on a capital lease which is allocable to interest expense in accordance with generally accepted accounting principles.

         "Interest Period" means, for any Eurodollar Rate Advance, the period commencing on the borrowing date of such Eurodollar Rate Advance, or the date a Reference Rate Advance is converted into such Eurodollar Rate Advance, or the last day of the preceding Interest Period for such Eurodollar Rate Advance, as the case may be, and ending on the numerically corresponding day 1, 2, or 3 months thereafter, as selected by the Borrower pursuant to the applicable Note; provided, that:

         (a) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (c)      no Interest Period shall extend beyond the Termination Date.

         "Letter Agreement" means that certain Letter Agreement dated December 31, 1996, between the Borrower and the Bank, as originally executed and as may be amended, modified, supplemented or restated from time to time.

         "Reference Rate" means the rate of interest established and publicly announced by the Bank from time to time as its reference rate. The Bank may make loans to its customers at, above or below the Reference Rate. In the event that the Bank ceases to establish and announce a Reference Rate at any time during the term of this Note, the Bank shall be entitled to designate a reasonably comparable substitute index for the calculation of the interest rate hereon so long as any amount remains outstanding hereunder. All changes in the rate of interest applicable hereto shall become effective on the same day that the change in said Reference Rate is announced.

         "Reference Rate Advance" means any Advance bearing interest at an annual rate calculated using the Reference Rate as the index.

Capitalized terms used in this Note which are not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

ADVANCE OPTIONS. Amounts evidenced hereby shall be in the form of Reference Rate Advances and Eurodollar Rate Advances, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of Advances may be outstanding at the same time. Each Eurodollar Rate Advance shall be in a minimum of $500,000 or in an integral multiple thereof.

BORROWING PROCEDURE. Any request by the Borrower for a Advance shall be in writing, or by telephone promptly confirmed in writing (including a facsimile) each signed by an Authorized Officer, and must be given so as to be received by the Bank not later than:

         (a) 1:00 o'clock, p.m., Minneapolis time, on the date of the requested Advance, if the Advance shall be comprised of Reference Rate Advances; or

         (b) 10:00 o'clock, a.m., Minneapolis time, two (2) Business Days prior to the date of the requested Advance, if the Advance shall be, or shall include, a Eurodollar Rate Advance.

Each request for an Advance shall specify (i) the borrowing date (which shall be a Business Day), (ii) the amount and type of each requested Advance and (iii) if request shall include Eurodollar Rate Advances, the initial Interest Periods for such Advances. Unless the Bank determines that any applicable condition precedent specified in the Letter Agreement has not been satisfied, the Bank shall deposit the amount of the Advance to the Borrower's account no. 17303115452 with the Bank on the date requested.

CONTINUATION OR CONVERSION. The Borrower may elect to (a) continue any outstanding Eurodollar Rate Advance from one Interest Period to a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (b) convert any outstanding Advance to another type of Advance (on the last day of an Interest Period only, the case of a Eurodollar Rate Advance), by giving the Bank notice in writing, or by telephone promptly confirmed in writing, given so as to be received by the Bank not later than:

         (a) 1:00 o'clock, p.m., Minneapolis time, on the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Reference Rate Advance; or

         (b) 10:00 o'clock, a.m., Minneapolis time, two (2) Business Days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Rate Advance.

Each notice of continuation or conversion of an Advance shall specify (i) the effective date of the continuation or conversion (which shall be a Business
Day), (ii) the amount(s) and the type(s) of Advance(s) following such continuation or conversion (subject to the limitations on amounts set forth under the section entitled "Advance Options" above, and (iii) for continuation as, or conversion into, Eurodollar Rate Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each Eurodollar Rate Advance shall automatically convert into a Reference Rate Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a Eurodollar Rate Advance if the shortest Interest Period for such Advance may not expire prior to the Termination Date or if a Default or Event of Default shall exist.

FUNDING LOSSES. The Borrower will indemnify the Bank upon demand against any loss or expense which the Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Advance) as a consequence of (a) any failure of the Borrower to make any payment when due or any amount due hereunder or under the Letter Agreement, (b) any failure of the Borrower to borrow, continue or convert a Advance on a date specified therefor in a notice thereof, or (c) any payment, including, without limitation, any payment permitted or required prepayment or conversion of any Eurodollar Rate Advance on a date other than the last day of the Interest Period for such Advance. Determinations by the Bank for purposes of this paragraph of the amount required to indemnify the Bank shall be conclusive in the absence of manifest error.

INCREASED COSTS. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

         (a) any tax, duty or other charge with respect to any Advance, this Note, or the Letter Agreement is imposed, modified or deemed applicable, or the basis of taxation of payments to the Bank of interest or principal of the Advances or the compensating balances maintained pursuant to the Letter Agreement (other than taxes imposed on the overall net income of the Bank by the jurisdiction in which the Bank has its principal office) is charged;

         (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank is imposed, modified or deemed applicable;

         (c) any increase in the amount of capital required or expected to be maintained by the Bank or any person or entity controlling the Bank is imposed, modified or deemed applicable; or

         (d) any other condition affecting the Advances, this Note or the Letter Agreement is imposed on the Bank or the relevant funding markets;

and the Bank determines that, by reason thereof, the costs to the Bank of making or maintaining the Advances is increased, or the amount of any sum receivable by the Bank hereunder or under the Letter Agreement in respect of any Advance is reduced;

then, the Bank shall promptly give the Borrower notice of such determination and the Borrower shall pay to the Bank upon demand such additional amount or amounts as will compensate the Bank (or the controlling person or entity in the instance of (c) above) for such additional costs or reduction (provided that the Bank has not been compensated for such additional costs or reduction in the calculation of the Eurodollar Reserve Rate). Determinations by the Bank for purposes of this paragraph of the additional amounts required to compensate the Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Bank may use any reasonable averaging, attribution, and allocation methods.

DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE OR INADEQUATE; IMPRACTICABILITY. If the Bank determines (which determination shall be conclusive and binding on the parties hereto) that:

         (a) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Rate Advance are not available to the Bank in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, as the case may be, for such Interest Period;

         (b) the Eurodollar Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to the Bank of making or funding the Eurodollar Rate Advances for a relevant Interest Period; or

         (c) the making or funding of Eurodollar Rate Advances, as the case may be, has become impracticable as a result of any event occurring after the date of this Note which, in the opinion of the Bank, materially and adversely affects such Advances or the Bank's commitment to make such Advances or the relevant market, the Bank shall promptly give the Borrower notice of such determination, and (i) any notice of a new Eurodollar Rate Advance, as the case may be, previously given by the Borrower and not yet advanced, continued or converted shall be deemed to be a notice to make a Advance of another type, as selected by the Borrower, and (ii) the Borrower shall be obligated to either prepay in full any outstanding Eurodollar Advances, as the case may be, without premium or penalty on the last day of the current Interest Period with respect thereto or convert any such Advance to an Advance of another available type, as selected by the Borrower, on such last day.

CHANGES IN LAW RENDERING EURODOLLAR ADVANCES UNLAWFUL. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other event arising subsequent to the date of this Note, it shall become unlawful or impossible for the Bank to make or fund any Eurodollar Advance, the obligation of the Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any Eurodollar Rate Advance previously made by it hereunder, the Bank shall, upon the happening of such event, notify the Borrower thereof in writing, and the Borrower shall, at the time notified by the Bank, either convert each such unlawful Advance to an Advance of another available type or repay such Advance in full, together with accrued interest thereon, subject to the provisions of the paragraph entitled "Funding Losses" above.

MANNER OF FUNDING. Notwithstanding any provision of this Note or the Letter Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Advances in any manner it elects; it being understood, however, that for purposes of this Note and the Letter Agreement, all determinations hereunder and thereunder shall be made as if the Bank had actually funded and maintained each Eurodollar Rate Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal, for each Eurodollar Rate Advance, to the Eurodollar Rate for such Interest Period (whether or not the Bank shall have granted any participations in such Advances).

         Notwithstanding any provision of this Note or the Letter Agreement to the contrary, the Borrower acknowledges that the Bank may fund all or any part of the Advances by sales of participations to various participants and agrees that the Bank may, in invoking its rights under this Note, demand and receive payment for costs and other amounts incurred by, or allocable to, any such participant, or take other action arising from circumstances applicable to any such participant, to the same extent that such participant could demand and receive payments, or take other action, under this Note or the Letter Agreement as if such participant were the Bank hereunder.

SECURITY.  This Note is unsecured.

GENERAL TERMS. This Note is issued pursuant to the Letter Agreement and this Note and the holder hereof are entitled to all of the benefits provided for in the Letter Agreement or are referred to therein. Reference is made to the Letter Agreement for a statement of the terms and conditions under which this indebtedness was incurred and is to be repaid and under which the due date of this Note may be accelerated. The provisions of the Letter Agreement are hereby incorporated by reference with the same force and effect as if fully set forth herein. All capitalized terms used in this Note which are not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

         If an Event of Default, as defined in the Letter Agreement or any other agreement made by any party in connection with this Note, shall occur, the Bank or other holder may, without notice, demand, presentment for payment and notice of nonpayment, all of which Borrower hereby expressly waives, declare the indebtedness evidenced hereby and all other indebtedness and obligations of the Borrower to the Bank or holder hereof immediately due and payable and the Bank or other holder hereof may, without notice, immediately exercise any right of setoff and enforce any lien or security interest securing payment hereof. The foregoing shall be in addition to the rights of acceleration that may be provided in any loan agreement, security agreement, mortgage and/or other writing relating to the indebtedness evidenced hereby. If this Note is placed with any attorney(s) for collection upon any default, the Borrower agrees to pay to the Bank or holder, its reasonable attorneys' fees and all lawful costs and expenses of collection, whether or not a suit is commenced.

         Time is of the essence. No delay or omission on the part of the Bank or other holder hereof in exercising any right or remedy hereunder shall operate as a waiver of such right or of any other right or remedy under this Note or any other document or agreement executed in connection herewith. All waivers by the Bank must be in writing to be effective and a waiver on any occasion shall not be construed as a bar to or a waiver of any similar right or remedy on a future occasion.

         Any deposits or other sums at any time credited by or due from the Bank to the Borrower and any securities or other property of the Borrower in the possession of the Bank or other holder of this Note may at all times be held and treated as collateral security for the payment of this Note. The Bank or other holder hereof may apply or set off such deposits or other sums against the obligations hereunder upon an Event of Default, without notice, which notice is hereby expressly waived.

         Any payment due on any non-banking day of the Bank shall be due upon (and interest shall accrue to) the next banking day.

         THIS NOTE REPRESENTS A LOAN NEGOTIATED, EXECUTED AND TO BE PERFORMED IN THE STATE OF MINNESOTA AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE SUBSTANTIVE LAWS (BUT NOT THE LAW OF CONFLICTS) OF SAID STATE AND GIVING EFFECT TO LAWS GOVERNING NATIONAL BANKS.

         THE BORROWER HEREBY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MINNESOTA IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS NOTE, WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT AND AGREES THAT ANY LITIGATION INSTIGATED BY THE BORROWER AGAINST THE BANK IN CONNECTION WITH THIS NOTE SHALL BE VENUED IN EITHER THE DISTRICT COURTS OF HENNEPIN COUNTY, MINNESOTA, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA, FOURTH DIVISION.

         EACH OF THE BORROWER AND THE BANK WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THE LETTER AGREEMENT, THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR HEREWITH OR (b) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THE LETTER AGREEMENT OR THIS NOTE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, the Borrower has executed and delivered this Note to the Bank as of the day and year first above written.


                                      CHRONIMED, INC., a Minnesota corporation


                                      By_______________________________________
                                        Its ___________________________________


                                 ACKNOWLEDGEMENT

STATE OF MINNESOTA        )
                          ) ss.
COUNTY OF ______________  )

         The foregoing Revolving Credit Note was acknowledged before me this _______ day of December, 1996, by ______________________________ as ___________
__________________________________ of Chronimed, Inc., a Minnesota corporation, on behalf of said corporation.


[SEAL]                              ___________________________________________
                                    Notary Public




                                    EXHIBIT B
                             COMPLIANCE CERTIFICATE

         This Compliance Certificate is being submitted pursuant to SECTION 4.1(c) of the Letter Agreement dated as of December 31, 1996 (as originally executed and as may be amended, modified, supplemented or restated from time to time, the "Agreement") by and between Chronimed, Inc., a Minnesota corporation (the "Borrower") and First Bank National Association (the "Bank"). The undersigned, being a duly acting and authorized officer of the Borrower and familiar with its books and records, hereby certifies that, to the best of his knowledge after reasonable investigation no Default or Event of Default has occurred and is continuing, except as follows:

                  [Here state the nature of the Default or Event of Default specifying the section of the Loan Document under which the Default or Event of Default occurred and the action the Borrower has taken or proposes to take to cure said Default or Event of Default.]

         1. SECTION 5.5 TANGIBLE NET WORTH. For the period being reported, the Borrower's actual Tangible Net Worth is $ ___________________. Minimum
Permitted: $28,000,000.


         2. INTEREST COVERAGE RATIO. For the period being reported, the ratio of the Borrower's EBIT to its Interest Expense (as defined in the Note) was ___________ to 1.00.

All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement or other Loan Documents.

Dated __________________, 199___.


                                        CHRONIMED, INC.,
                                        a Minnesota corporation

                                        By: ___________________________________
                                        Its: __________________________________